UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 3, 2010

01-34219

(Commission File Number)

CASUAL MALE RETAIL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	04-2623104
(State of Incorporation)	(IRS Employer Identification Number)

555 Turnpike Street, Canton, Massachusetts 02021

(Address of registrant’s principal executive office)

(781) 828-9300

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangements of Certain Officers

On May 3, 2010, the Compensation Committee amended and restated the Company’s Long–Term Incentive Plan (the “Amended and Restated Plan”), pursuant to which the Company’s executives (which includes its Named Executive Officers) are eligible to participate.

Pursuant to the Amended and Restated Plan, the Compensation Committee will establish targeted performance goals (as provided for under the shareholder-approved 2006 Incentive Compensation Plan) for each participant. Each participant will be entitled to receive an Award (depending on the target level achieved) of the participant’s Target Cash Value which is defined as the participant’s actual annual base salary in effect at the commencement of a fiscal year multiplied by the long–term incentive program percentage designated in such participant’s executed employment agreement or otherwise on file with the Company.

Under the prior version of the Amended and Restated Plan: the Compensation Committee was restricted to establishing targeted performance goals based on EBITDA and the Company’s operating margin percentage; the threshold and maximum percentages were fixed; and each participant was granted Awards based on the achievement of the same targeted performance goals as each other participant.

No changes were made to the timing of the grants of Awards or the vesting schedule.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CASUAL MALE RETAIL GROUP, INC.

	By:	/s/ Dennis R. Hernreich
	Name:	Dennis R. Hernreich
	Title:	Executive Vice President
and Chief Financial Officer

Date: May 7, 2010